Exhibit 5.1

633 West 5th Street, Suite 4000 Los Angeles, CA 90071

October 10, 2023

Allarity Therapeutics, Inc. 24 School Street, 2nd Floor, Boston, MA 02108

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We act as counsel to Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing and preparing of the registration statement on Form S-1, and as may be further amended or supplemented (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration of 4,877,778 shares (the “Resale Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issuable upon exercise of warrants to purchase shares of common stock at an exercise price of $1.00 per share, subject to adjustment (the “Inducement Warrants”) issued to certain of the selling stockholders in a private placement of the Inducement Warrants which closed on September 15, 2023 pursuant to certain Warrant Exercise Inducement Letters dated September 14, 2023.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable. In such examination, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

We express no opinions other than as specifically set forth herein. We are opining solely on as to the General Corporation Law of the State of Delaware (the “DGCL”) and we express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

ARIZONA● CALIFORNIA ● COLORADO ● CONNECTICUT ● DELAWARE ● FLORIDA ● GEORGIA ● ILLINOIS ● INDIANA ● KANSAS ● KENTUCKY ● LOUISIANA
MARYLAND ● MASSACHUSETTS ● MINNESOTA ● MISSOURI ● NEVADA ● NEW JERSEY ● NEW MEXICO ● NEW YORK ● NORTH CAROLINA ● OHIO
OREGON ● PENNSYLVANIA ● RHODE ISLAND ● TENNESSEE ● TEXAS ● UTAH ● VIRGINIA ● WASHINGTON ● WASHINGTON D.C. ● WEST VIRGINIA

Allarity Therapeutics, Inc.

October 10, 2023

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Resale Shares, upon exercise of the Inducement Warrants against payment of the exercise price therefor and in accordance with the terms of Inducement Warrants, will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, we have assumed that at or prior to the time of the delivery of any Shares, that the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm therein under the caption “Legal Matters.” In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Lewis Brisbois Bisgaard & Smith LPP

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com